UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GEX MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	56-2428818 (I.R.S. Employer Identification No.)

12001 N. Central Expressway Suite 825 (Address of principal executive offices)	75243 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-213470

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.001 par value per share, of GEX Management, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Suitability Standards” and “Description of Shares” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2016 (File No. 333-213470) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and prospectus and all amendments and supplements to the Registration Statement and prospectus are hereby incorporated by reference.

ITEM 2.	EXHIBITS.

1.        Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement.

2.        Bylaws, incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEX MANAGEMENT, INC.

Dated: November 9, 2017	By:	/s/ Carl Dorvil
Carl Dorvil,
Chairman of the Board, Chief Executive Officer and Director